UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2006

GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State of Incorporation)

000-28025
(Commission File Number)

86-0951473
(I.R.S. Employer Identification Number)

# 400 – 1055 Dunsmuir Street, Vancouver, British Columbia Canada V7X 1J1
(Address of principal executive offices, including zip code)

(604) 639-5835
(Registrant's telephone Number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.03. Creation of a Direct Financial Obligation

On May 4, 2006, we borrowed the total sum of $18,000 from 4 substantial shareholders, $4500 from each. The amounts are unsecured and are not subject to interest accrual. The amounts are payable on demand. We hope to repay these sums from the first available funds that we receive, either from capital raising or otherwise. The proceeds are being used for working capital.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC.

Per: /s/ Christopher Kape

Christopher Kape
President

Dated: May 8, 2005